POWER OF ATTORNEY
      Know all by these presents, that the undersigned hereby constitutes and appoints each of Nathan I. Partain, Alan M. Meder and Joyce B. Riegel, signing singly, the undersigned's attorney-in-fact to:
      (1)   execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the registered investment company(ies)
listed on Schedule A hereto (the "Fund" or the "Funds," as the case may be),
Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
      (2)   do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, to complete and execute any amendment or amendments thereto and to timely file such forms and/or amendments with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and
      (3)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is any Fund or any of its advisors assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.
      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by any Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of September, 2015.
      /s/ Daniel J. Petrisko
           Signature
      Daniel J. Petrisko
          Print Name

SCHEDULE A

Name of Fund
Ticker Symbol
DNP Select Income Fund Inc.
DNP
DTF Tax-Free Income
Inc.
DTF
Duff & Phelps Global Utility Income Fund Inc.
DPG
Duff & Phelps Utility
and Corporate Bond Trust Inc.
DUC

12976995.1 91944751

717638311.1 91944751

717638311.1 91944751

12976995.1 91944751

717638311.1 91944751